Exhibit 99.1

For further information, contact:
Sukhi Nagesh	Daniel Yoo
Investor Relations	Media Relations
408-222-8373	408-222-2187
sukhi@marvell.com	yoo@marvell.com

Marvell Technology Group Ltd. Reports Third Fiscal Quarter 2013 Financial Results

Revenue: $781 Million, a 4 percent sequential decrease

GAAP Net Income: $69 Million, EPS of $0.12

Non-GAAP Net Income: $113 Million, EPS of $0.20

Free Cash Flow: $113 Million, 14 Percent of Revenue

Santa Clara, Calif. (November 15, 2012) — Marvell Technology Group Ltd. (NASDAQ: MRVL), a global leader in integrated silicon solutions, today reported financial results for the third quarter of fiscal 2013, ended October 27, 2012.

Revenue for the third quarter of fiscal 2013 was $781 million, a 4 percent sequential decrease from $816 million in the second quarter of fiscal 2013, ended July 28, 2012, and a decrease of 18 percent from $950 million in the third quarter of fiscal 2012, ended October 29, 2011.

GAAP net income for the third quarter of fiscal 2013 was $69 million, or $0.12 per share (diluted), compared with GAAP net income of $93 million, or $0.16 per share (diluted), for the second quarter of fiscal 2013, and $195 million, or $0.32 per share (diluted), for the third quarter of fiscal 2012.

Non-GAAP net income was $113 million, or $0.20 per share (diluted), for the third quarter of fiscal 2013, compared with non-GAAP net income of $142 million, or $0.24 per share (diluted), for the third quarter of fiscal 2013 and $244 million, or $0.40 per share (diluted), for the third quarter of fiscal 2012.

“Our results in the third quarter were affected primarily by the slowdown in PC demand. Despite the near-term softness in PCs, we are focused on growing our overall storage business through share gains in HDDs and growth in SSDs,” said Dr. Sehat Sutardja, Marvell’s Chairman and Chief Executive Officer. “We remain confident in our investments and multiple long-term growth opportunities. We also remain committed to returning cash to our shareholders through our share repurchase and dividend programs.”

Marvell reports net income, basic and diluted net income per share, in accordance with U.S. generally accepted accounting principles (GAAP) and on a non-GAAP basis as outlined below. Reconciliations of GAAP net income to non-GAAP net income for the three months ended October 27, 2012, July 28, 2012 and October 29, 2011 appear in the financial statements below. Non-GAAP net income, where applicable, excludes the effect of stock-based compensation, amortization of acquired intangible assets, acquisition-related costs, restructuring costs, and certain one-time expenses and benefits.

GAAP gross margin for the third quarter of fiscal 2013 was 52 percent, compared to 53.2 percent for the second quarter of fiscal 2013 and 56.6 percent for the third quarter of fiscal 2012.

Non-GAAP gross margin for the third quarter of fiscal 2013 was 52.3 percent, compared to 53.6 percent for the second quarter of fiscal 2013 and 56.8 percent for the third quarter of fiscal 2012.

Shares used to compute GAAP net income per diluted share for the third quarter of fiscal 2013 were 559 million shares, compared with 570 million shares in the second quarter of fiscal 2013 and 613 million shares in the third quarter of fiscal 2012. Shares used to compute non-GAAP net income per diluted share for the third quarter of fiscal 2013 were 578 million shares, compared with 587 million shares for the second quarter of fiscal 2013 and 615 million shares for the third quarter of fiscal 2012.

Cash flow from operations for the third quarter of fiscal 2013 was $137 million, compared to the $189 million reported in the second quarter of fiscal 2013 and the $262 million reported in the third quarter of fiscal 2012. Free cash flow for the third quarter of fiscal 2013 was $113 million, compared to the $174 million reported in the second quarter of fiscal 2013 and the $239 million reported in the third quarter of fiscal 2012. Free cash flow as presented above is defined as cash flow from operations, less capital expenditures and purchases of IP licenses.

Under the share repurchase program, Marvell repurchased approximately 23 million shares for a total of $203 million in the third quarter of fiscal 2013. Over the past nine quarters, Marvell has repurchased and retired approximately 150 million shares, or about 22 percent, of its outstanding shares.

Marvell also paid a quarterly dividend of $0.06 per share on October 4, 2012 to all shareholders of record as of September 13, 2012. Marvell intends to pay its next quarterly dividend of $0.06 per share on December 21, 2012 to all shareholders of record as of December 13, 2012.

Marvell intends to pay a regular quarterly cash dividend on its common shares subject to, among other things, the best interests of its shareholders, its results of operations, cash balances and future cash requirements, financial condition, statutory requirements of Bermuda law, and other factors that the board of directors may deem relevant.

Conference Call

Marvell will be conducting a conference call on November 15, 2012 at 1:45 p.m. Pacific Time to discuss results for the third quarter of fiscal 2013. Interested parties may join the conference call by dialing 1- 866-578-5771 or 1-617-213-8055, pass-code 32388248. The call will be webcast by Thomson Reuters and can be accessed at the Marvell Investor Relations website at http://investor.marvell.com/ with a replay available following the call until December 14, 2012.

Discussion of Non-GAAP Financial Measures

Non-GAAP financial measures exclude the effect of stock-based compensation expense, amortization of acquired intangible assets, acquisition-related costs, restructuring costs, and certain one-time expenses and benefits that are driven primarily by discrete events that management does not consider to be directly related to Marvell’s core operating performance. Non-GAAP net income per share is calculated by dividing non-GAAP net income by non-GAAP weighted average shares outstanding (diluted). For purposes of calculating non-GAAP net income per share, the GAAP weighted average shares outstanding (diluted) is adjusted to exclude the potential benefits of stock-based compensation expected to be incurred in future periods but not yet recognized in the financial statements. The expected compensation costs are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method and also include the dilutive/anti-dilutive effects of common stock options and restricted stock units.

Marvell believes that the presentation of non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to Marvell’s financial condition and results of operations. While Marvell uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Marvell does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, Marvell believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance. For further information regarding why Marvell believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to Marvell’s Current Report on Form 8-K filed today with the SEC. The Form 8-K is available on the SEC’s website at www.sec.gov as well as on the Marvell website in the Investor Relations section at www.marvell.com.

About Marvell

Marvell is a global leader in the development of storage, communications and consumer silicon solutions. Marvell’s diverse product portfolio includes switching, transceiver, communications controller, wireless and storage solutions that power the entire communications infrastructure, including enterprise, metro, home and storage networking. As used in this release, the term “Marvell” refers to Marvell Technology Group Ltd. and its subsidiaries. For more information please visit www.marvell.com.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding Marvell’s investments and long-term growth opportunities; share repurchase and dividend programs; relating to the declaration of, timing of, funding of and quarterly amount of dividends; and statements concerning Marvell’s use of non-GAAP net income and net income per share as important supplemental information. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties, including, among others, Marvell’s reliance on a few customers for a significant portion of its revenue; any costs relating to current and future litigation; Marvell’s ability to develop and introduce new and enhanced products in a timely and cost effective manner; uncertainty in the worldwide economic conditions; seasonality in sales of consumer devices in which our products are incorporated; Marvell’s ability to compete in products and prices in an intensely competitive industry; Marvell’s ability to recruit and retain skilled personnel; ability to generate cash flows; and other risks detailed in Marvell’s SEC filings from time to time. When Marvell files its Form 10-Q for the quarter ended October 27, 2012, the financial statements may differ from the results disclosed in this press release because judgments and estimates that management used in preparing the financial results reported in this press release may need to be updated to the date of the filing. For other factors that could cause Marvell’s results to vary from expectations, please see the risk factors identified in the Marvell’s latest Quarterly Report on Form 10-Q for the quarter ended July 28, 2012 as filed with the SEC, and other factors detailed from time to time in Marvell’s filings with the SEC. Marvell undertakes no obligation to revise or update publicly any forward-looking statements.

Marvell® and the Marvell logo are registered trademarks of Marvell and/or its affiliates.

Marvell Technology Group Ltd.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	October 27, 2012	July 28, 2012	October 29, 2011	October 27, 2012	October 29, 2011
Net revenue	$780,881	$816,104	$950,417	$2,393,336	$2,650,339
Cost of goods sold	374,503	381,839	412,100	1,122,664	1,124,692

Gross profit	406,378	434,265	538,317	1,270,672	1,525,647
Operating expenses:
Research and development	263,615	264,175	266,255	783,760	758,396
Selling and marketing	38,398	41,034	40,500	119,498	119,042
General and administrative	24,514	25,718	29,021	75,937	77,436
Amortization of acquired intangible assets	13,054	13,023	11,155	40,432	36,634

Total operating expenses	339,581	343,950	346,931	1,019,627	991,508

Operating income	66,797	90,315	191,386	251,045	534,139
Interest and other income, net	2,387	5,864	7,729	9,308	9,575

Income before income taxes	69,184	96,179	199,115	260,353	543,714
Provision for income taxes	368	3,105	3,994	3,920	9,340

Net income	$68,816	$93,074	$195,121	$256,433	$534,374

Basic net income per share	$0.12	$0.17	$0.32	$0.45	$0.87

Diluted net income per share	$0.12	$0.16	$0.32	$0.45	$0.85

Shares used in computing basic earnings per share	553,049	562,362	600,504	565,145	615,987
Shares used in computing diluted earnings per share	559,348	570,325	613,499	574,804	631,257

Marvell Technology Group Ltd.

Reconciliations from GAAP to Non-GAAP

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	October 27, 2012	July 28, 2012	October 29, 2011	October 27, 2012	October 29, 2011
GAAP net income	$68,816	$93,074	$195,121	$256,433	$534,374
Stock-based compensation	30,374	33,228	30,611	90,794	88,446
Amortization of acquired intangible assets	13,054	13,023	11,155	40,432	36,634
Acquisition-related costs (a)	523	1,577	—	4,556	—
Restructuring	129	859	105	1,103	1,291
Legal/Tax related matters	—	250	7,459	250	7,459

Non-GAAP net income	$112,896	$142,011	$244,451	$393,568	$668,204

GAAP weighted average shares - diluted	559,348	570,325	613,499	574,804	631,257
Non-GAAP adjustment	18,452	16,302	1,558	15,190	2,983

Non-GAAP weighted average shares diluted (b)	577,800	586,627	615,057	589,994	634,240

GAAP diluted net income per share	$0.12	$0.16	$0.32	$0.45	$0.85

Non-GAAP diluted net income per share	$0.20	$0.24	$0.40	$0.67	$1.05

GAAP gross profit:	$406,378	$434,265	$538,317	$1,270,672	$1,525,647
Stock-based compensation	1,944	1,775	1,940	5,842	5,551
Acquisition-related costs (a)	—	1,054	—	2,983	—

Non-GAAP gross profit	$408,322	$437,094	$540,257	$1,279,497	$1,531,198

GAAP gross margin	52.0%	53.2%	56.6%	53.1%	57.6%
Stock-based compensation	0.3%	0.2%	0.2%	0.2%	0.2%
Acquisition-related costs (a)	—	0.2%	—	0.2%	—

Non-GAAP gross margin	52.3%	53.6%	56.8%	53.5%	57.8%

GAAP research and development:	$263,615	$264,175	$266,255	$783,760	$758,396
Stock-based compensation	(22,565)	(22,413)	(21,905)	(62,152)	(63,626)
Acquisition-related costs (a)	(458)	(466)		(1,366)	—
Restructuring	(2)	(42)	(1)	(46)	(308)
Legal/Tax related matters	—	—	(3,137)	—	(3,137)

Non-GAAP research and development	$240,590	$241,254	$241,212	$720,196	$691,325

GAAP selling and marketing:	$38,398	$41,034	$40,500	$119,498	$119,042
Stock-based compensation	(3,101)	(3,458)	(3,402)	(9,595)	(9,263)
Acquisition-related costs (a)	(57)	(50)	—	(153)	—
Restructuring	3	(7)	—	3	—

Non-GAAP selling and marketing	$35,243	$37,519	$37,098	$109,753	$109,779

GAAP general and administrative:	$24,514	$25,718	$29,021	$75,937	$77,436
Stock-based compensation	(2,764)	(5,582)	(3,364)	(13,205)	(10,006)
Acquisition-related costs (a)	(8)	(7)	—	(54)	—
Restructuring	(130)	(810)	(104)	(1,060)	(983)
Legal/Tax related matters	—	(250)	(4,322)	(250)	(4,322)

Non-GAAP general and administrative	$21,612	$19,069	$21,231	$61,368	$62,125

(a)	Acquisition-related costs include the step-up in fair value of acquired inventory that was sold during the period, and the amortization of retention bonuses required by the terms of the acquisition. Restructuring costs related to recently completed acquisitions are included within “Restructuring” in the table above.
(b)	For purposes of calculating non-GAAP diluted net income per share, the GAAP diluted weighted average shares outstanding is adjusted to exclude the potential benefits of stock-based compensation costs expected to be incurred in future periods but not yet recognized in the financial statements.

Marvell Technology Group Ltd.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	October 27, 2012	January 28, 2012
Assets
Current assets:
Cash, cash equivalents, and short-term investments	$2,016,799	$2,246,498
Accounts receivable, net	374,770	407,263
Inventories	323,997	354,119
Prepaid expenses and other current assets	62,264	71,081

Total current assets	2,777,830	3,078,961
Property and equipment, net	376,437	383,801
Long-term investments	18,103	23,215
Goodwill and acquired intangible assets, net	2,134,061	2,173,496
Other non-current assets	119,523	108,146

Total assets	$5,425,954	$5,767,619

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$291,366	$304,695
Accrued liabilities	249,645	224,900
Deferred income	59,458	59,959

Total current liabilities	600,469	589,554
Other long-term liabilities	149,191	164,047

Total liabilities	749,660	753,601

Shareholders’ equity:
Common stock	1,073	1,167
Additional paid-in capital	3,153,463	3,683,112
Accumulated other comprehensive income	3,375	776
Retained earnings	1,518,383	1,328,963

Total shareholders’ equity	4,676,294	5,014,018

Total liabilities and shareholders’ equity	$5,425,954	$5,767,619

Marvell Technology Group Ltd.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Three Months Ended		Nine Months Ended
	October 27, 2012	October 29, 2011	October 27, 2012	October 29, 2011
Cash flows from operating activities:
Net income	$68,816	$195,121	$256,433	$534,374
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,317	20,179	64,801	66,653
Stock-based compensation	30,374	30,611	90,794	88,446
Amortization of acquired intangible assets	13,054	11,155	40,432	36,634
Other expense, net	1,260	4,266	6,435	11,411
Excess tax benefits from stock-based compensation	(5)	(85)	(49)	(99)
Changes in assets and liabilities:
Accounts receivable	16,002	(45,351)	32,493	8,298
Inventories	21,601	12,037	29,634	(63,967)
Prepaid expenses and other assets	358	16,791	15,993	34,229
Accounts payable	(54,674)	(2,806)	(27,137)	4,193
Accrued liabilities and other	(3,653)	(17,939)	10,286	(18,030)
Accrued employee compensation	29,509	36,191	4,828	6,924
Deferred income	(8,382)	1,417	(501)	(6,917)

Net cash provided by operating activities	136,577	261,587	524,442	702,149
Cash flows from investing activities:
Purchases of marketable securities	(558,457)	(443,008)	(1,205,364)	(1,582,892)
Purchases of strategic investments	—	(1,250)	(5,750)	(3,503)
Sales and maturities of investments	436,435	402,145	1,317,744	1,083,214
Cash paid for acquisitions, net	(1,000)	(2,000)	(1,000)	(18,760)
Purchases of technology licenses	(4,235)	(2,978)	(10,687)	(9,593)
Purchases of property and equipment	(19,356)	(20,085)	(49,090)	(62,330)

Net cash provided by (used in) investing activities	(146,613)	(67,176)	45,853	(593,864)
Cash flows from financing activities:
Repurchase of common stock	(202,987)	(215,155)	(676,471)	(1,154,396)
Proceeds from employee stock plans	8,915	8,942	66,244	55,565
Minimum tax withholding paid on behalf of employees for net share settlement	(345)	(304)	(9,822)	(5,172)
Dividend payment to shareholders	(33,476)	—	(67,013)	—
Principal payments on capital lease obligations	—	—	—	(511)
Excess tax benefits from stock-based compensation	5	85	49	99

Net cash used in financing activities	(227,888)	(206,432)	(687,013)	(1,104,415)

Net decrease in cash and cash equivalents	(237,924)	(12,021)	(116,718)	(996,130)

Cash and cash equivalents at beginning of period	906,108	862,965	784,902	1,847,074

Cash and cash equivalents at end of period	$668,184	$850,944	$668,184	$850,944